UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 1, 2011
Molycorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, CO	80111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 843-8040
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Silmet Stock Purchase Agreement
On April 1, 2011, Molycorp, Inc. (the “Company”), Molycorp Minerals, LLC, a wholly-owned subsidiary of the Company (“Molycorp Minerals”), and Aktsiaselts Silmet Grupp (“Silmet Grupp”) entered into a stock purchase agreement (the “Silmet Stock Purchase Agreement”) pursuant to which Molycorp Minerals acquired an 80% equity interest in Aktsiaselts Silmet (“Silmet”), a rare earth metal processor located in Estonia.
Pursuant to the terms set forth in the Silmet Stock Purchase Agreement, Molycorp Minerals acquired from Silmet Grupp 8,640,000 shares of capital stock of Silmet, which constitutes 80% of the outstanding capital stock of Silmet, for $80,000,000 (the “Silmet Acquisition”). The Company paid the purchase price of the Silmet Acquisition by issuing Silmet Grupp 1,593,419 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), which number of shares was determined based on the average closing price of the Company’s Common Stock as reported by The New York Stock Exchange for the 20 consecutive trading days immediately preceding the date of the Silmet Stock Purchase Agreement.
Pursuant to the Silmet Stock Purchase Agreement, Silmet Grupp is subject to non-compete, non-solicitation and non-disclosure obligations for three years. Additionally, the Silmet Stock Purchase Agreement provides Silmet Grupp with registration rights for the Common Stock issued to it in connection with the Silmet Acquisition. In connection with the Silmet Acquisition, Silmet Grupp entered into a lock-up agreement that imposes certain restrictions on Silmet Grupp’s ability to transfer such shares of Common Stock, including a 90-day lock-up period during which Silmet Grupp is restricted from offering, selling, pledging or otherwise transferring or disposing of such shares.
The foregoing description of the Silmet Stock Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Silmet Stock Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
Treibacher Stock Purchase Agreement
On April 1, 2011, Molycorp Minerals and Treibacher Industrie AG (“Treibacher”) entered into a stock purchase agreement (the “Treibacher Stock Purchase Agreement”) pursuant to which Molycorp Minerals acquired an additional 10.023% equity interest in Silmet.
Pursuant to the terms set forth in the Treibacher Stock Purchase Agreement, Molycorp Minerals acquired from Treibacher 1,082,501 shares of capital stock of Silmet, which constitutes 10.023% of the outstanding capital stock of Silmet, for $9,020,700 in cash (the “Treibacher Acquisition”).
The foregoing description of the Treibacher Stock Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Treibacher Stock Purchase Agreement, which is attached hereto as Exhibit 2.2 and is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Silmet Acquisition and Treibacher Acquisition is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the issuance of the shares of Common Stock to Silmet Grupp is incorporated herein by reference. The issuance of such shares is exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof because such issuance does not involve a public offering.

Item 9.01. Financial Statements and Exhibits.
(a)  Financial Statements of Businesses Acquired.
To the extent required, the Company will provide the financial statements required by Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.
(b)  Pro Forma Financial Information.
To the extent required, the Company will provide the pro forma financial information required by Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.
(d) Exhibits.

Exhibit
Number	Description
2.1	Stock Purchase Agreement, dated as of April 1, 2011, by and among Molycorp, Inc., Molycorp Minerals, LLC and Aktsiaselts Silmet Grupp*
2.2	Stock Purchase Agreement, dated as of April 1, 2011, by and between Molycorp Minerals, LLC and Treibacher Industrie AG

*	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any such exhibit or schedule, or any section thereof, to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.
By:	/s/ Andrea G. Leider
	Name:	Andrea G. Leider
	Title:	Senior Counsel and Corporate Secretary
Date: April 7, 2011

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Stock Purchase Agreement, dated as of April 1, 2011, by and among Molycorp, Inc., Molycorp Minerals, LLC and Aktsiaselts Silmet Grupp*
2.2	Stock Purchase Agreement, dated as of April 1, 2011, by and between Molycorp Minerals, LLC and Treibacher Industrie AG

*	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any such exhibit or schedule, or any section thereof, to the Securities and Exchange Commission upon request.